UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2008, Landry's Restaurants, Inc., a Delaware corporation ("Landry's" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fertitta Holdings, Inc., a Delaware corporation ("Parent"), and Fertitta Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the "Merger"). Parent is owned by Tilman J. Fertitta, Chairman, President and Chief Executive Officer of Landry's.

At the effective time of the merger, each outstanding share of common stock of the Company (the "Common Stock"), other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and shareholders who perfected appraisal rights under applicable law, will be cancelled and converted into the right to receive $21.00 in cash, without interest.

The Company's Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the "Special Committee"), has concluded that the Merger Agreement is fair, advisable and in the best interests of Landry's stockholders and has approved the Merger Agreement and has recommended that Landry's stockholders vote in favor of the Merger Agreement.

The Merger Agreement contains provisions pursuant to which the Special Committee with the assistance of its independent advisors, will actively solicit alternative acquisition proposals for approximately 45 days after the date of the Merger Agreement and thereafter, may receive unsolicited proposals. The Merger Agreement provides that, upon termination under specified circumstances related to a competing acquisition proposal, the Company would be required to pay a termination fee of $24.0 million to Parent, except in the case of a termination resulting from a superior acquisition proposal received on or before July 31, 2008, in which case the termination fee payable to Parent will be $3.4 million. The Merger Agreement provides that if there is a termination resulting from the breach by the Company under specified circumstances of any representation, warranty, covenant or agreement, the Company must reimburse Parent for reasonable out-of-pocket fees and expenses (including reasonable legal fees and expenses) incurred by Parent, Merger Sub and their respective affiliates in connection with the transactions contemplated by the Merger Agreement up to $7.5 million. The Merger Agreement further provides that upon termination under specified circumstances related to a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub, Parent would be required to pay to the Company a reverse termination fee of $24.0 million, unless the termination right arises prior to August 15, 2008, in which event the reverse termination fee would be $3.4 million, plus reimbursement of expenses up to $7.5 million. Moreover, the Merger Agreement further provides that if all closing conditions have been satisfied or waived and Parent fails to comply with its obligation to close the transaction, including the breach by Mr. Fertitta of his equity commitment by the Outside Date as defined in the Merger Agreement, Parent shall be required to pay to the Company a reverse termination fee of $24.0 million. Tilman J. Fertitta has guaranteed the payment of the reverse termination fee and expense reimbursement obligations of Parent or Merger Sub under the Merger Agreement.

Mr. Fertitta has committed to provide equity financing and has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the aggregate merger consideration and related fees and expenses of the transactions contemplated by the Merger Agreement. Consummation of the Merger is subject to regulatory approvals, other customary closing conditions and performance criteria, including no material adverse effects on the results or operations of the Company prior to closing.

The Merger Agreement also provides that Mr. Fertitta will vote his shares of Common Stock in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and to refrain from granting any proxies or entering into any other voting arrangements with respect to, or sell, grant, assign, transfer, pledge, encumber or otherwise dispose of his shares of Common Stock, subject to certain limited exceptions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is attached as Exhibit 2.1, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosure.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission, INVESTORS AND SECURITY HOLERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company from the Securities and Exchange Commission's Website at http:\\www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Landry's Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, TX 77027, telephone: 713-386-7000 or on the Company's website at http:\\www.LandrysRestaurants.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interest of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

Item 3.03 Material Modifications to Rights of Security Holders.

On June 16, 2008, the Company entered into the Merger Agreement. Pursuant to the Merger Agreement, the Company will stop payment of its regular quarterly dividend of $0.05 per share of common stock while the transaction is pending. As a result, the Company's Board of Directors suspended payment of any future dividends until the closing or termination of the transaction.

Item 7.01 Regulation FD Disclosure.

On June 16, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward- looking statements are based largely on the Company's expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company's control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, future economic performance, or whether the Merger will in fact be consummated are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement with Fertitta Holdings, Inc.; the outcome of any legal proceedings that have been, or may be, instituted against the Company related to the Merger Agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, weather, management turnover, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy and other risks described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Company may not update or revise any forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger, dated June 16, 2008, by and among Landry's Restaurants, Inc., Fertitta Holdings, Inc. and Fertitta Acquisition Co. Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted Schedule to the SEC upon request.

99.1 Press Release dated June 16, 2008, issued by Landry's.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

June 16, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger
99.1	Press Release dated 6/16/08